As filed with the Securities and Exchange Commission on October 7, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

U.S. GOLD CORP.

(Exact name of registrant as specified in its charter)

Nevada	1000	22-1831409
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(800) 557-4550

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

George Bee

Chief Executive Officer and President

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(800) 557-4550

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian Boonstra
Davis Graham & Stubbs LLP
1550 Seventeenth Street, Suite 500
Denver, Colorado 80202
(303) 892-7348

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated October 7, 2024

PROSPECTUS

1,400,000 Shares of Common Stock

This prospectus relates to the offer and resale by the selling stockholders named herein (the “selling stockholders”) of up to 1,400,000 shares of our common stock, par value $0.001 per share (“common stock”), issuable upon the exercise of warrants (the “Warrants”) issued to the selling stockholders in a private placement pursuant to a securities purchase agreement, dated as of April 15, 2024, by and among us and the selling stockholders (the “Purchase Agreement”).

The shares of common stock that may be offered and sold by the selling stockholders under this prospectus are shares that we may issue to the selling stockholders, from time to time following the date of this prospectus, upon exercise of the Warrants issued pursuant to the Purchase Agreement. See “Selling Stockholders” for additional information regarding the selling stockholders.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of the shares of common stock by the selling stockholders. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

Each selling stockholder named in this prospectus, or its donees, pledgees, transferees or other successors-in-interest, may offer or resell the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale of shares, and all selling and other expenses incurred by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock subject to resale hereunder. For additional information on the methods of sale that may be used by the selling stockholders, see “Plan of Distribution” beginning on page 13 of this prospectus. The selling stockholders may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “USAU.” On October 4, 2024, the last reported sale price of our common stock as reported on Nasdaq was $5.72 per share.

You should read this prospectus, together with additional information described under the headings “Where You Can Find More Information” and “Documents Incorporated by Reference” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. These risks are described in the “Risk Factors” section beginning on page 6 of this prospectus. You should also consider the risk factors described or referred to in any documents incorporated by reference in this prospectus, and in any applicable prospectus supplement, before investing in these securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is           , 2024.

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About this Prospectus

Important information is incorporated by reference into this prospectus. You may obtain the information incorporated by reference without charge by following the instructions under the sections of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated by Reference.” You should carefully read this prospectus as well as additional information described under the section of this prospectus entitled “Documents Incorporated by Reference,” before deciding to invest in our common shares.

Unless the context requires otherwise, references in this prospectus to “the Company,” “we,” “us” and “our” refer to U.S. Gold Corp. and its consolidated subsidiaries as a combined entity, and “this offering” refers to the offering contemplated in this prospectus.

Neither us nor any of the selling stockholders authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the shares offered hereby, but only under the circumstances and in the jurisdictions where it is lawful to do so. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the selling stockholders are not, making an offer of these securities in any jurisdiction where such offer is not permitted.

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Cautionary Note Regarding Forward-Looking Statements

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such forward-looking statements concern our anticipated results and developments in our operations in future periods, planned exploration and development of our properties, plans related to our business and other matters that may occur in the future. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. These statements include, but are not limited to, comments regarding:

●	The timing of the preparation, filing, and satisfaction of the conditions of our mine construction and operating permits for the CK Gold Project;

●	The timing and process of completing conditions surrounding our approved mine operating permit and closure plan for the CK Gold Project;

●	The assumptions and projections contained in the CK Gold Project Prefeasibility Study, including estimated mineral resources and mineral reserves, mine life, projected operating and capital costs, projected production, internal rate of return (“IRR”) and Net Present Value (“NPV”) calculations, and the possibility of upside potential at the project;

●	The planned extensions of our leases;

●	Our planned expenditures;

●	Future exploration plans and expectations related to our properties;

●	Our cash and liquidity forecasts;

●	Our anticipation of future environmental and regulatory impacts; and

●	Our business and operating strategies.

Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will actually be achieved. Forward-looking statements are based on information we have when those statements are made or our management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	deviations from the assumptions and projections set forth in the prefeasibility study for the CK Gold Project;

●	unfavorable results from our exploration activities;

●	decreases in gold, copper or silver prices;

●	whether we are able to raise the necessary capital required to continue our business on terms acceptable to us or at all, and the likely negative effect of volatility in metals prices or unfavorable exploration results;

●	whether we will be able to begin to mine and sell minerals successfully or profitably at any of our current properties at current or future metals prices;

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●	potential delays in our exploration activities or other activities to advance properties towards mining resulting from environmental consents or permitting delays or problems, accidents, problems with contractors, disputes under agreements related to exploration properties, unanticipated costs and other unexpected events;

●	our ability to retain key management and mining personnel necessary to successfully operate and grow our business;

●	economic and political events affecting the market prices for gold, copper, silver, and other minerals that may be found on our exploration properties;

●	fluctuations in interest rates and inflation rates;

●	changes in governmental rules and regulations or actions taken by regulatory authorities;

●	our ability to maintain compliance with Nasdaq’s listing standards;

●	volatility in the market price of our common stock;

●	our ability to fund our business with our current cash reserves based on our currently planned activities;

●	our ability to raise the necessary capital required to continue our business on terms acceptable to us or at all, and the likely negative effect of volatility in metals prices or unfavorable exploration results;

●	our expected cash needs and the availability and plans with respect to future financing;

●	our ability to retain key management and mining personnel necessary to successfully operate and grow our business;

●	the factors set forth under “Risk Factors” on page 6 of this prospectus; and

●	other factors listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the SEC, including our most recent Annual Report on Form 10-K for the fiscal year ended April 30, 2024, which is incorporated by reference into this prospectus.

We caution you that the forward-looking statements highlighted above do not encompass all of the forward-looking statements made in this prospectus or in the documents incorporated by reference in this prospectus.

We have based the forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcomes of the events described in these forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and experience to differ from those projected, including, but not limited to, the risk factors described herein and the risk factors set forth in Part I—Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended April 30, 2024 and elsewhere in the documents incorporated by reference into this prospectus. Moreover, we operate in a very competitive and challenging environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements contained in this prospectus and in the documents incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, other strategic transactions or investments we may make.

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Prospectus Summary

The following is a summary of the principal features of this offering and should be read together with the more detailed information and financial data and statements contained elsewhere in this prospectus and in the documents incorporated by reference herein and therein. This summary does not contain all of the information you should consider before investing in our securities and is qualified in its entirety by the information contained elsewhere in this prospectus and the documents incorporated by reference herein. You should carefully read the entire prospectus and the documents incorporated by reference herein, including our historical financial statements and the notes to the financial statements in our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. You should also carefully consider the information provided in the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” sections of this prospectus before deciding to invest in our securities.

Overview of the Company

U.S. Gold Corp. is a gold, copper and precious metals development and exploration company pursuing exploration opportunities primarily in Wyoming, Nevada and Idaho. While we are an exploration and development company that owns certain mining leases and other mineral rights comprising the CK Gold Project in Wyoming, the Keystone Project in Nevada and the Challis Gold Project in Idaho, most of our recent activity has focused on moving the CK Gold Project along the development pathway. Our CK Gold Project’s property contains proven and probable mineral reserves and accordingly is classified as a development stage property, as defined in subpart 1300 of Regulation S-K (“S-K 1300”) promulgated by the Securities and Exchange Commission (the “SEC”). None of our other properties contain proven and probable mineral reserves and all activities are exploratory in nature. We do not currently have any revenue-producing activities.

Corporate Information

Our principal executive offices are located at 1910 E. Idaho Street, Suite 102-Box 604, Elko, NV 89801 and our telephone number at that address is (800) 557-4550. Our web site address is www.usgoldcorp.gold. Information on our website is not incorporated in this prospectus and is not part of this prospectus, unless otherwise stated.

U.S. Gold Corp., formerly known as Dataram Corporation (the “Company”), was originally incorporated in the State of New Jersey in 1967 and was subsequently re-incorporated under the laws of the State of Nevada in 2016. Effective June 26, 2017, the Company changed its name to U.S. Gold Corp. from Dataram Corporation.

For a complete description of our business, financial condition, results of operations and other important information, we refer you to our filings with the SEC that are incorporated by reference in this prospectus, including our most recently filed Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. For instructions on how to find copies of these documents, see the section of this prospectus entitled “Where You Can Find More Information.”

April 2024 Offering

On April 15, 2024, we entered into a securities purchase agreement (the “Purchase Agreement”) whereby we issued and sold, in a registered direct offering (the “Registered Direct Offering”), an aggregate of 1,400,000 shares of the Company’s common stock at a purchase price of $3.50 per share (the “Offering Shares”). The offer and sale of the Offering Shares pursuant to the Purchase Agreement was made under our effective shelf registration statement on Form S-3 (File No. 333-262415), which was declared effective by the SEC on May 12, 2022, and the related prospectus supplement dated April 15, 2024. Accordingly, the Offering Shares we issued and sold under the Purchase Agreement are not included in the 1,400,000 shares of common stock that are being registered for resale pursuant to the registration statement that includes this prospectus and are not part of the offering covered by this prospectus.

Further, under the Purchase Agreement in a concurrent private placement (the “Private Placement” and, together with the Registered Direct Offering, the “Transactions”), we issued and sold Warrants to purchase up to 1,400,000 shares of common stock at an exercise price of $4.48 (the “Warrants”). Each Warrant is exercisable six months from the date of issuance and has a term expiring five years after such initial exercise date. The aggregate gross proceeds from the Transactions were approximately $4.9 million.

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The Offering

Common Stock Being Offered by the Selling Stockholders	Up to 1,400,000 shares

Common Stock Outstanding Before the Offering	10,770,416 shares (as of October 4, 2024)

Common Stock to be Outstanding After Giving Effect to the Issuance of 1,400,000 Shares Registered Hereunder	12,170,416 shares

Use of Proceeds	We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive proceeds from the exercise of the Warrants if the Warrants are exercised for cash. If all Warrants are exercised, we would receive approximately $6.3 million in aggregate gross proceeds. We intend to use those proceeds, if any, for working capital requirements and general corporate purposes.

Nasdaq Trading Symbol for Common Stock	“USAU”

Risk Factors	Investing in our securities involves a high degree of risk. You should carefully review and consider the section of this prospectus entitled “Risk Factors” for a discussion of factors to consider before deciding to invest in shares of our common stock.

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Risk Factors

Investing in shares of our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in our most recently filed Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, together with all of the other information appearing in or incorporated by reference into this prospectus before deciding whether to purchase any of the common stock being offered. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. Those risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of these risks actually occur, our business, results of operations and financial condition could suffer. The trading price of shares of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

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Use of Proceeds

The shares of common stock covered by this prospectus are being sold by the selling stockholders. We will not receive any proceeds from the resale of the shares of common stock by any of the selling stockholders because the shares of common stock will be sold for the account of each of the selling stockholders, respectively.

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Selling Stockholders

This prospectus relates to the possible resale by the selling stockholders named below of shares of common stock that may be issued to the selling stockholders upon exercise of the Warrants. We are filing the registration statement of which this prospectus forms a part pursuant to the provisions of the Purchase Agreement, in which we agreed to provide certain registration rights with respect to sales by the selling stockholders of the shares of common stock that may be issued to the selling stockholders upon exercise of the Warrants.

The selling stockholders, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares of common stock. The selling stockholders may sell some, all or none of the shares of common stock. We do not know how long the selling stockholders will hold the shares of common stock before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale of any of the shares of common stock.

The following table presents information regarding the selling stockholders and the shares of common stock that each of them may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the selling stockholders or information available to us as of October 4, 2024. None of the selling stockholders nor any of their affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. The number of shares of common stock beneficially owned by the selling stockholders has been determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 13d-3 thereunder. The percentage of shares beneficially owned prior to this offering is based on 10,770,416 shares of our common stock actually outstanding as of October 4, 2024.

	Beneficial Ownership Prior to this Offering			Beneficial Ownership After this Offering(3)
Name	Number of Shares(1)%		Maximum Number of Shares to be Sold in this Offering(2)	Number of Shares	%

Phoenix Gold Fund Limited(4)	865,319	7.8%	140,000	725,319	6.0%
Jennifer Peltrier	180,000	1.7%	90,000	90,000	*
Lowell Schmidt	460,000	4.3%	230,000	230,000	1.9%
Dave Schmidt	350,000	3.3%	175,000	175,000	1.4%
Michael Ho	250,000	2.3%	125,000	125,000	1.0%
Porter Partners, L.P.(5)	290,916	2.7%	115,000	175,916	1.4%
Thomas B. Akin	761,201	7.0%	140,000	621,201	5.1%
Goal Capital Inc.(6)	36,000	*	18,000	18,000	*
Brett Whalen	120,000	1.1%	60,000	60,000	*
Scott Kelly	15,000	*	7,500	7,500	*
Tim Sorensen	46,000	*	23,000	23,000	*
Robert Pollock	31,000	*	23,500	7,500	*
William Murray John	120,000	1.1%	60,000	60,000	*
Ian Godfrey	23,000	*	11,500	11,500	*
Harrison Pokrandt	20,000	*	10,000	10,000	*
Harry Pokrandt	40,000	*	20,000	20,000	*
Heather Pokrandt	40,000	*	20,000	20,000	*
Mitchell Pokrandt	20,000	*	10,000	10,000	*
Zara Pokrandt	20,000	*	10,000	10,000	*
ZCR Corp.(7)	23,000	*	11,500	11,500	*
Crestmont Invest LTD(8)	50,000	*	25,000	25,000	*
Jan Michelle Bikic	50,000	*	25,000	25,000	*
Alfred Simon Gregorian	30,000	*	15,000	15,000	*
James R. Paterson	50,000	*	25,000	25,000	*
Hugh Nash	10,000	*	5,000	5,000	*
Frank Borowicz	10,000	*	5,000	5,000	*

* The percentage of common stock beneficially owned is less than 1%.

(1)	The figures in this column are based on the shares of common stock and the shares of common stock underlying Warrants acquired by each selling stockholder in the Transactions, unless the Company is aware of and has access to other information.

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(2)	Assumes the sale of the maximum number of shares registered pursuant to this prospectus.

(3)	Assumes the sale of all shares of common stock registered pursuant to this prospectus, although the selling stockholders are under no obligation known to us to sell any shares of common stock at this time.

(4)	David Crichton Watt and Lawrence William Hill have voting and dispositive power over the securities held for the account of this selling stockholder, as its directors. The selling stockholder’s address is Suite 10.3, 10th Fl, West Wing, Rohas Pure Circle, No. 9, Jalan P. Ramlee. Kuala Lumpur, 50250.

(5)	Jeffrey Porter, has sole voting and dispositive power over the securities held for the account of this selling stockholder, as its general partner. The selling stockholder’s address is 300 Drakes Landing Rd, Ste 171, Greenbrae, California 94904.

(6)	Danny Gravelle, has sole voting and dispositive power over the securities held for the account of this selling stockholder, as its president. The selling stockholder’s address is 34 Via Di Nola, Laguna Niguel, California, 92677.

(7)	Mark Wellings, has sole voting and dispositive power over the securities held for the account of this selling stockholder, as its president. The selling stockholder’s address is 2 Hughland Avenue, Toronto, Ontrario, Canada M4W 2A3.

(8)	Peter Grut, has sole voting and dispositive power over the securities held for the account of this selling stockholder, as its director. The selling stockholder’s address is Gryon House, 17 Avenue De L’Annonciade, 9800 Monaco.

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Security Ownership of Certain Beneficial Owners and Management

The following table contains information about the beneficial ownership (unless otherwise indicated) of our common stock as of October 4, 2024 by:

●	each person known by us to beneficially hold 5% or more of our outstanding common stock,

●	each of our directors,

●	each of our named executive officers, and

●	all of our executive officers and directors as a group.

All information is taken from or based upon ownership filings made by such persons with the SEC or upon information provided by such persons to us. Except as otherwise noted, we believe that all of the persons and groups shown below have sole voting and investment power with respect to the common stock indicated.

	Amount of Beneficial Ownership of Common Stock(1)
Name of Beneficial Owner	Number	Percent
Luke Norman(2)	527,247	4.81 ]%

George Bee(3)	428,732	3.89%

Robert W. Schafer(4)	129,757	1.20%

Johanna Fipke(5)	-	*

Michael Waldkirch(6)	34,450	*

Eric Alexander(7)	89,275	*

Kevin Francis(8)	38,181	*

Current Directors and Executive Officers as a group (7 persons)	1,247,642	10.96%

Phoenix Gold Fund Ltd(9)	865,319	7.84%

Thomas B. Akin(10)	761,201	6.96%

*The percentage of common stock beneficially owned is less than 1%.

(1)	For each holder that holds restricted stock, options, restricted stock units, warrants or other securities that are currently vested or exercisable or that vest or become exercisable within 60 days of October 4, 2024, we treat the common stock underlying those securities as owned by that holder and as outstanding shares when we calculate that holder’s percentage ownership of our common stock. We do not treat that common stock as outstanding when we calculate the percentage ownership of any other holder.

(2)	Includes: (i) 345,517 unrestricted shares of common stock; (ii) 3,463 shares of common stock underlying vested RSUs; (iii) options to purchase 30,310 shares of common stock, all of which are currently exercisable; and (iv) warrants to purchase 147,957 shares of common stock, all of which are currently exercisable. Mr. Norman has no voting rights with respect to the RSUs until the underlying shares are issued.

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(3)	Includes: (i) 175,566 unrestricted shares of common stock; (ii) 225,450 shares of common stock underlying vested RSUs, which are issuable upon Mr. Bee’s resignation from the Company (subject to acceleration and forfeiture in certain circumstances); (iii) options to purchase 30,928 shares of common stock, of which 26,946 are currently exercisable; and (iv) warrants to purchase 770 shares of common stock, all of which are currently exercisable. Excludes: options to purchase 3,982 shares of common stock. Mr. Bee has no voting rights with respect to the RSUs until the underlying shares are issued.

(4)	Includes: (i) 100,750 unrestricted shares of common stock; (ii) 7,927 shares of common stock underlying vested RSUs which are issuable upon Mr. Schafer’s resignation from the Company (subject to acceleration and forfeiture in certain circumstances); (iii) options to purchase 20,310 shares of common stock, all of which are currently exercisable; and (iv) warrants to purchase 770 shares of common stock, all of which are currently exercisable. Mr. Schafer has no voting rights with respect to the RSUs until the underlying shares are issued.

(5)	Ms. Fipke was (i) elected to the Board at the Company’s annual meeting held on April 26, 2024 and (ii) does not currently have beneficial ownership of any shares of the Company’s common stock.

(6)	Includes: (i) 6,154 unrestricted shares of common stock; (ii) 7,409 shares of common stock underlying vested RSUs, which are issuable upon Mr. Waldkirch’s resignation from the Company (subject to acceleration and forfeiture in certain circumstances); (iii) options to purchase 20,310 shares of common stock, all of which are currently exercisable; and (iv) warrants to purchase 577 shares of common stock, all of which are currently exercisable. Mr. Waldkirch has no voting rights with respect to the RSUs until the underlying shares are issued.

(7)	Includes: (i) 1,540 unrestricted shares of common stock; (ii) 67,186 shares of common stock underlying vested RSUs, which are issuable upon Mr. Alexander’s resignation from the Company (subject to acceleration and forfeiture in certain circumstances); (iii) options to purchase 21,372 shares of common stock, of which 19,779 are currently exercisable; and (iv) warrants to purchase 770 shares of common stock, all of which are currently exercisable. Excludes: options to purchase 1,593 shares of common stock. Mr. Alexander has no voting rights with respect to RSUs until the underlying shares are issued.

(8)	Includes: (i) 308 unrestricted shares of common stock; (ii) 19,794 shares of common stock underlying vested RSUs, which are issuable upon Mr. Francis’s resignation from the Company (subject to acceleration and forfeiture in certain circumstances); (iii) options to purchase 18,900 shares of common stock, of which 17,925 are currently exercisable; and (iv) warrants to purchase 154 shares of common stock, all of which are currently exercisable. Excludes: options to purchase 975 shares of common stock. Mr. Francis has no voting rights with respect to RSUs until the underlying shares are issued.

(9)	The number of shares held was obtained from the Schedule 13G/A filed by AIMS Asset Management Sdn. Bhd. (“AIMS”) on behalf of its fund under management, Phoenix Gold Fund Ltd (“Phoenix”) with the SEC on April 23, 2024, which reports ownership as of April 23, 2024. The Schedule 13G/A filing indicates that Phoenix had sole power to vote or direct the vote of 865,319 shares of our common stock and sole power to dispose or to direct the disposition of 865,319 shares of our common stock. The business address of AIMS is Suite 10.3, West Wing, Rohas Tecnic, No. 9 Jalan P.Ramlee, 50250 Kuala Lumpur, Malaysia.

(10)	The number of shares held was obtained from the Schedule 13G filed by Thomas B. Akin with the SEC on May 7, 2024, which reports ownership as of May 7, 2024. The Schedule 13G filing indicates that Mr. Akin had sole power to vote or direct the vote of 621,201 shares of our common stock and sole power to dispose or to direct the disposition of 621,201 shares of our common stock. Mr. Akin’s residential address is 30 Liberty Ship Way, Suite 3110 Sausalito, California 94965.

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Certain Relationships and Related Party Transactions

Review of Related Person Transactions

We do not have a formal written policy for the review and approval of transactions with related parties. However, the Audit Committee Charter establishes the Audit Committee’s responsibility to review and approve any related party transaction and our Code of Ethics and Business Conduct provides guidelines for reviewing any related party transaction. In particular, our Code of Ethics and Business Conduct prohibits conflicts of interest and provides non-exclusive examples of conduct that would violate the prohibition. If any of our employees are unsure as to whether a conflict of interest exists, the employee is instructed to consult with the Company’s Compliance Officer.

We annually require each of our directors and executive officers to complete a directors’ or officers’ questionnaire, respectively, that elicits information about related party transactions. Our board and legal counsel annually review all transactions and relationships disclosed in the directors’ and officers’ questionnaires, and the board makes a formal determination regarding each director’s independence. If a director were determined no longer to be independent, that director, if he or she serves on any of the Audit Committee, the Nominating and Corporate Governance Committee, or the Compensation Committee, would be removed from such committee prior to (or otherwise would not participate in) any future meetings of the committee. If the transaction were to present a conflict of interest, the board would determine the appropriate response.

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Plan of Distribution

Each selling stockholder of the shares of common stock and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered hereby on Nasdaq or any other stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 under the Securities Act or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of shares of common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares of common stock. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

13

Description of Common Stock

We are authorized to issue 200,000,000 shares of common stock. As of October 4, 2024, we had 10,770,416 shares of common stock issued and outstanding.

Dividend Rights

Holders of our common stock will be entitled to receive dividends when, as and if declared by our board, out of funds legally available for their payment, subject to the rights of holders of any preferred stock that we may issue.

Voting Rights

Holders of our common stock are entitled to one vote per share on all matters as to which holders of common stock are entitled to vote. Holders of not less than a majority of all of the shares of the stock entitled to vote at any meeting of stockholders constitute a quorum unless otherwise required by law.

Election of Directors

Our directors are elected by a plurality of the votes cast by the holders of our common stock in a meeting at which a quorum is present. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors, up to the maximum number of directors to be chosen at the meeting. Our stockholders may vote to remove any director or the entire board of directors, with or without cause, by the affirmative vote of two-thirds (2/3) of shares entitled to vote at an election of the directors.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to prior distribution rights of preferred stock then outstanding.

Redemption

Our common stock is not redeemable or convertible.

Other Provisions

All our outstanding common stock is, and the common stock offered by this prospectus or obtainable upon exercise or conversion of other securities offered hereby, if issued in the manner described in this prospectus, will be, fully paid and non-assessable.

You should read the prospectus relating to any offering of common stock, or of securities convertible, exchangeable or exercisable for common stock, for the terms of the offering, including the number of shares of common stock offered, any initial offering price and market prices relating to the common stock.

This section is a summary and may not describe every aspect of our common stock that may be important to you. We urge you to read applicable Nevada law, our articles of incorporation, as amended, and our amended and restated bylaws, as currently in effect, because they, and not this description, define your rights as a holder of our common stock. See “Where You Can Find More Information” on page 16 of this prospectus for information on how to obtain copies of these documents.

14

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the Company. Nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer of employee.

Legal Matters

The validity of the issuance of the securities offered hereby will be passed upon for us by Davis Graham & Stubbs LLP.

Experts

The consolidated financial statements of the Company as of April 30, 2023 and 2024, incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended April 30, 2024 (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern), have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, and are incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The estimate of our mineral resources with respect to the CK Gold Project incorporated by reference in this prospectus have been included in reliance on a technical report summary prepared by Gustavson Associates, LLC, John A. Wells and Mark C. Shutty.

15

Where You Can Find More Information

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement of which this prospectus is a part and the exhibits to such registration statement. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement of which this prospectus is a part and the exhibits to such registration statement. Statements contained in this prospectus as to the contents of any contract or any other document are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement of which this prospectus is a part. Each of these statements is qualified in all respects by this reference.

You may read and copy the registration statement of which this prospectus is a part, as well as our reports, proxy statements and other information, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including U.S. Gold Corp. The SEC’s Internet site can be found at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing us at 1910 E. Idaho Street, Suite 102-Box 604, Elko, Nevada 89801, or telephoning us at (800) 557-4550.

We are subject to the information and reporting requirements of the Exchange Act and, in accordance with this law, file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference facilities and the website of the SEC referred to above. We also maintain a website at www.usgoldcorp.gold. You may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on our website is not a part of this prospectus and the inclusion of our website address in this prospectus is an inactive textual reference only.

16

Disclosure of Commission Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and persons controlling us pursuant to the provisions described in Item 14 of the registration statement of which this prospectus is a part or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our directors, officers, or controlling persons in the successful defense of any action, suit, or proceeding) is asserted by our directors, officers, or controlling persons in connection with the common stock being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

17

Documents Incorporated by Reference

The SEC permits us to incorporate by reference the information contained in documents we have filed with the SEC, which means that we can disclose important information to you by referring you to those documents rather than including them in this prospectus. The information incorporated by reference is considered to be part of this prospectus and you should read it with the same care that you read this prospectus. We are incorporating by reference the documents listed below, which we have already filed with the SEC:

●	our Annual Report on Form 10-K for the year ended April 30, 2024, filed with the SEC on July 29, 2024;

●	our Quarterly Report on Form 10-Q for the quarterly period ended July 31, 2024, filed with the SEC on September 16, 2024;

●	Amendment No. 1 to our Annual Report on Form 10-K for the year ended April 30, 2024, filed with the SEC on August 28, 2024; and

●	the description of our common stock contained in our Annual Report on Form 10-K for the year ended April 30, 2021, filed with the SEC on July 29, 2021, including any subsequent amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

U.S. Gold Corp.

Attention: Corporate Secretary

1910 E. Idaho Street, Suite 102-Box 604

Elko, NV 89801

(800) 557-4550

You may also access the documents incorporated by reference in this prospectus through our website at www.usgoldcorp.gold. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

18

1,400,000 Shares of Common Stock

PROSPECTUS

October 7, 2024

19

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by U.S. Gold Corp., or the Registrant, in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee.

Item	Amount
SEC registration fee	$1,229
Legal fees and expenses	25,000
Accounting fees and expenses	5,000
Printing, transfer agent fees and miscellaneous expenses	2,500
Total	$33,729

Item 14. Indemnification of Directors and Officers

Section 78.7502(1) of the Nevada Revised Statutes (“NRS”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS Section 78.7502(2) further provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred in connection with the defense or settlement of the action or suit if such person: (i) is not liable for a breach of fiduciary duties that involved intentional misconduct, fraud or a knowing violation of law; or (ii) acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) and (2) of NRS Section 78.7502, as described above, or in defense of any claim, issue or matter therein, the corporation shall indemnify him or her against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense.

The articles of incorporation, as amended, and the second amended and restated bylaws of the Company provide that the Company shall, to the fullest extent permitted by the NRS, as now or hereafter in effect, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable pursuant to NRS Section 78.138; or (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

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Item 15. Recent Sales of Unregistered Securities.

During the preceding three years, the Company has issued the following securities that were not registered under the Securities Act:

(1)	On April 15, 2024, the Company entered into a Securities Purchase Agreement with certain investors, pursuant to which, and upon the terms and subject to the conditions and limitations set forth in the agreement, the Company agreed to issue warrants to purchase up to 1,400,000 shares of the Company’s common stock to the investors at an exercise price of $4.48. Each warrant is exercisable six months from the date of issuance and has a term expiring five years after such initial exercise date.

The offer, sale and issuance of the securities described in the paragraph above was offered and sold without registration under the Securities Act in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. Each of the recipients of securities in this transaction had adequate access, through business or other relationships to information about the Company.

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

Exhibit No	Description
2.1	Articles of Merger as filed with the Nevada Secretary of State on May 23, 2017 (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on May 26, 2017).
3.1	Articles of Incorporation filed with the Secretary of State of the State of Nevada (incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on January 8, 2016).
3.2	Certificate of Amendment to Articles of Incorporation dated July 6, 2016 (incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on July 8, 2016).
3.3	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock (incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on January 8, 2016).
3.4	Certificate of Designations, Preferences and Rights of 0% Series B Convertible Preferred Stock (incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on January 21, 2016).
3.5	Certificate of Designation of Rights, Powers, Preferences, Privileges and Restrictions of 0% Series D Convertible Preferred Stock (incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on August 5, 2016).
3.6	Certificate of Designations, Preferences and Rights of the Company’s 0% Series C Convertible Preferred Stock (incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001- 08266 on May 26, 2017).
3.7	Amended and Restated Bylaws (incorporated by reference from the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on February 23, 2016).
3.8	Certificate of Designations, Rights, Powers, Preferences, Privileges and Restrictions of the Company’s 0% Series F Convertible Preferred Stock (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266 on June 20, 2019).
3.9	Certificate of Amendment of Articles of Incorporation of U.S. Gold Corp (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266 on March 19, 2020).
3.10	Certificate of Designation of 0% Series G Convertible Preferred Stock (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on March 30, 2020).

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3.11	Certificate of Amendment to Articles of Incorporation dated May 2, 2017 (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266 on May 5, 2017).
3.12	Certificate of Designations of Series H Convertible Preferred Stock (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266 on August 13, 2020).
3.13	Certificate of Designations of Series I Convertible Preferred Stock (incorporated by reference from Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266 on August 13, 2020).
4.1	Form of Common Stock Purchase Warrant (incorporated by reference from Exhibits to the Current Report on Form 8-K with the Securities and Exchange Commission, SEC file number 001-08266, filed on May 12, 2011).
4.2	Form of Class A Warrant Certificate (incorporated by reference from Exhibit 4.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266 on June 20, 2019).
4.3	Description of Securities (incorporated by reference from Exhibit 4.3 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on July 29, 2021).
4.4	Form of Common Warrant (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on January 28, 2021).
4.5	Form of Common Stock Purchase Warrant (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on February 18, 2022).
4.6	Form of Common Stock Purchase Warrant (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on March 21, 2022).
4.7	Form of Common Stock Purchase Warrant (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on April 10, 2023).
4.8	Amendment No. 1 to Warrants (incorporated by reference from Exhibit 4.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on April 10, 2023).
4.9	Form of Warrant (incorporated by reference from Exhibit 4.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on April 19, 2024).
5.1	Opinion of Davis Graham & Stubbs LLP.*
10.1	2014 Equity Incentive Plan (incorporated by reference from Exhibits to a Definitive Proxy Statement for an Annual Meeting of Shareholders held on November 10, 2014, filed with the Securities and Exchange Commission, SEC file number 001-08266, on October 21, 2014).
10.2	2017 Equity Incentive Plan (incorporated by reference from Appendix A to a Definitive Proxy Statement for an Annual Meeting of Shareholders held on July 31, 2017, filed with the Securities and Exchange Commission, SEC file number 001- 08266, on July 12, 2017).
10.3	Consulting Agreement dated January 7, 2021 by and between Ryan K. Zinke and U.S. Gold Corp. (incorporated by reference from Exhibit 10.3 to the Annual Report on Form 10-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on July 29, 2021).
10.4	Employment Agreement dated December 4, 2020 by and between George Bee and U.S. Gold Corp. (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC File number 001- 08266, on December 10, 2020).
10.5	Employment Agreement dated December 4, 2020 by and between Eric Alexander and U.S. Gold Corp. (incorporated by reference from Exhibit 10.3 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC File number 001- 08266, on December 10, 2020).
10.6	Employment Agreement dated July 19, 2021 by and between Kevin Francis and U.S. Gold Corp. (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC File number 001- 08266, on July 19, 2021).

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10.7	U.S. Gold Corp 2020 Stock Incentive Plan (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC File number 001-08266, on September 24, 2019).
10.8	First Amendment to the U.S. Gold Corp. 2020 Stock Incentive Plan (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC File number 001-08266, on November, 10, 2020).
10.9	Form of Leak-Out Agreement (incorporated by reference from Exhibit 10.2 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on August 13, 2020).
10.10	Form of Restricted Stock Unit Award Agreement under the U.S. Gold Corp. 2020 Stock Incentive Plan (incorporated by reference from Exhibit 10.5 of the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, SEC file number 001-08266, on December 16, 2019).
10.11	Form of Restricted Stock Award Agreement under the U.S. Gold Corp. 2020 Stock Incentive Plan (incorporated by reference from Exhibit 10.6 of the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, SEC file number 001-08266, on December 16, 2019).
10.12	Form of Nonqualified Stock Option Award Agreement under the U.S. Gold Corp. 2020 Stock Incentive Plan (incorporated by reference from Exhibit 10.7 of the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, SEC file number 001-08266, on December 16, 2019).
10.13	Form of Securities Purchase Agreement (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on February 18, 2022).
10.14	Form of Securities Purchase Agreement (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on March 21, 2022).
10.15	Consulting Agreement dated March 10, 2021 by and between Luke Norman and U.S. Gold Corp. (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on May 24, 2022).
10.16	Assignment and Assumption Agreement dated November 9, 2022 (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on November 15, 2022).
10.17	Form of Securities Purchase Agreement (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on April 10, 2023).
10.18	Form of Securities Purchase Agreement (incorporated by reference from Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on April 19, 2024).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed on July 31, 2023).
23.1	Consent of Davis Graham & Stubbs LLP (included in Exhibit 5.1).*
23.2	Consent of Marcum LLP.*
23.3	Consent of Gustavson Associates LLC (a member of WSP Global Inc.).*
23.4	Consent of John A. Wells.*
23.5	Consent of Mark C. Shutty.*
24.1	Power of Attorney (included on signature page of this Registration Statement).
96.1	Technical Report Summary (incorporated by reference from Exhibit 96.1 of the Annual Report on Form 10-K filed with the Securities and Exchange Commission, SEC file number 001-08266, on August 15, 2022).
101.INS	Inline XBRL Instance Document.*
101.SCH	Inline XBRL Taxonomy Extension Schema Document.*
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.*
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.*
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.*
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.*
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
107	Filing Fee Table.*

* Filed herewith

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Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

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(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 7, 2024	GOLDEN MINERALS COMPANY
Registrant

	By:	/s/ GEORGE M. BEE
George M. Bee
President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of George M. Bee and Eric Alexander, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-1, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ GEORGE M. BEE	President, Chief Executive Officer and Director	October 7, 2024
George M. Bee	(Principal Executive Officer)

/s/ ERIC ALEXANDER	Chief Financial Officer	October 7, 2024
Eric Alexander	(Principal Financial and Accounting Officer)

/s/ LUKE NORMAN	Chairman of the Board of Directors	October 7, 2024
Luke Norman

/s/ JOHANNA FIPKE	Director	October 7 2024
Johanna Fipke

/s/ ROBERT W. SCHAFER	Director	October 7, 2024
Robert W. Schafer

/s/ MICHAEL WALDKIRCH	Director	October 7, 2024
Michael Waldkirch

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